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                                                          EXHIBIT 23.1


                    [KENNETH LEVENTHAL & COMPANY LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 10, 1995 accompanying the financial statements and schedules of:

(a) Santa Anita Realty Enterprises, Inc. and Santa Antia Operating Company and Subsidiaries Combined;

(b)  Santa Anita Realty Enterprises, Inc.; and

(c)  Santa Anita Operating Company and Subsidiaries

appearing in the above-listed entities' Annual Report on Form 10-K for the year ended December 31, 1994, in the Prospectus contained in Post-Effective Amendment No.3 to Joint Registration Statement on Form S-8 (No. 2-95228) and Registration Statement on Form S-8 (No. 33-51843).




                                                  KENNETH LEVENTHAL & COMPANY


Newport Beach, California
March 24, 1995